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                                                                    EXHIBIT 11.1

                   COMPUTATION OF EARNINGS (LOSSES) PER SHARE

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                                                                     PRO FORMA
                                                       PRO FORMA   FOR THE NINE
                                                      FOR THE YEAR    MONTHS
                                                         ENDED         ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
Weighted average common shares outstanding..........   1,285,263     1,408,223
Common stock equivalents:
  Conversion of Series A preferred stock............   3,266,422     3,266,422
  Cheap stock options...............................     298,443       298,443
  Stock options and warrants........................         --      1,198,834
                                                       ---------     ---------
Weighted average common and common equivalent shares
 outstanding........................................   4,850,128     6,171,922
                                                       =========     =========
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